UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2016

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On December 12, 2016, Zillow Group, Inc. (the “Company”) issued $460 million aggregate principal amount of 2.00% Convertible Senior Notes due 2021 (the “Notes”), which amount includes the exercise in full of the $60 million over-allotment option granted to the initial purchaser of the Notes, in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes bear interest at a fixed rate of 2.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2017. The Notes are convertible into cash, shares of the Company’s Class C capital stock (“Class C Capital Stock”) or a combination thereof and may be settled as described below. The Notes will mature on December 1, 2021, unless earlier repurchased, redeemed, or converted in accordance with their terms.

The net proceeds from the Note Offering were approximately $447.9 million, after deducting fees and estimated expenses payable by the Company. The Company used a portion of the net proceeds from the Note Offering to pay the cost of the Capped Call Confirmations described below, and approximately $370.2 million of the net proceeds from the Note Offering to repurchase a portion of the outstanding 2.75% Convertible Senior Notes due 2020 of the Company’s wholly owned subsidiary, Trulia, LLC (the “Trulia Convertible Notes”), in privately negotiated transactions. The Company intends to use the remainder of the net proceeds for general corporate purposes, which may include the repurchase of additional Trulia Convertible Notes, general and administrative matters and capital expenditures.

The Company issued the Notes pursuant to an indenture dated as of December 12, 2016 (the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Prior to the close of business on the business day immediately preceding September 1, 2021, the Notes are convertible at the option of the holders of the Notes only under certain conditions. On or after September 1, 2021, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert their Notes at their option at the conversion rate then in effect, irrespective of these conditions. The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of Class C Capital Stock, or a combination of cash and shares of Class C Capital Stock, at its election. The conversion rate will initially be 19.0985 shares of Class C Capital Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $52.36 per share of Class C Capital Stock). The conversion rate is subject to customary adjustments upon the occurrence of certain events. The Company may redeem for cash all or part of the Notes, at its option, on or after December 6, 2019, under certain circumstances at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the Indenture).

If the Company undergoes a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indenture). In addition, if certain fundamental changes occur, the Company may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental changes by a specified number of shares of its Class C Capital Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Capped Call Confirmations

In connection with the pricing of the Notes on December 6, 2016, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Confirmations”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Bank of America, N.A. (the “Option Counterparties”), and in connection with the exercise in full of the over-allotment option granted to the initial purchaser of the Notes, on December 8, 2016, the Company entered into additional capped call transactions (such additional capped call transactions, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”) with the Option Counterparties. The Company used approximately $36.6 million of the net proceeds from the Note Offering to pay the cost of the Capped Call Confirmations.

The Capped Call Confirmations are expected generally to reduce the potential dilution to the Class C Capital Stock upon any conversion of Notes and/or offset the cash payments the Company is required to make in excess of the principal amount of the Notes in the event that the market price of the Class C Capital Stock is greater than the strike price of the Capped Call Confirmations (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Confirmations), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Confirmations. The Capped Call Confirmations have an initial cap price of $69.19 per share, which represents a premium of approximately 85% over the closing price of the Company’s Class C Capital Stock on The NASDAQ Global Select Market on December 6, 2016, and is subject to certain adjustments under the terms of the Capped Call Confirmations. The Capped Call Confirmations will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Class C Capital Stock that will underlie the Notes. In addition, the Capped Call Confirmations provide for the Company to elect, subject to certain conditions, for the Capped Call Confirmations to remain outstanding (with certain modifications) following its election to redeem the Notes, notwithstanding any conversions of Notes in connection with such redemption.

The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the Capped Call Confirmations, but the Company will be entitled to receive from the Option Counterparties or their respective affiliates a number of shares of Class C Capital Stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of Class C Capital Stock, as measured under the terms of the Capped Call Confirmations, is greater than the strike price of the Capped Call Confirmations during the relevant valuation period under the Capped Call Confirmations. However, if the market price per share of Class C Capital Stock, as measured under the terms of the Capped Call Confirmations, exceeds the cap price of the Capped Call Confirmations during such valuation period, the number of shares of Class C Capital Stock and/or the amount of cash the Company expects to receive upon exercise of the Capped Call Confirmations will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Confirmations.

The Capped Call Confirmations are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the rights of the holders of the Notes under the Notes.

The description of the Capped Call Confirmations above is qualified in its entirety by reference to the text of the Capped Call Confirmations, copies of which are attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture and the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Indenture and the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were sold to the initial purchaser in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The Notes and the underlying shares of Class C Capital Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01.	Other Events.

On December 12, 2016, Zillow Group, Inc. announced the closing of its offering of the Notes in a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of December 12, 2016 by and between Zillow Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 2.00% Convertible Senior Note due 2021 (included in Exhibit 4.1)

10.1	Base Capped Call Confirmation, dated December 6, 2016, between Zillow Group, Inc. and Citigroup Global Markets Inc.

10.2	Base Capped Call Confirmation, dated December 6, 2016, between Zillow Group, Inc. and Goldman, Sachs & Co.

10.3	Base Capped Call Confirmation, dated December 6, 2016, between Zillow Group, Inc. and Bank of America, N.A.

10.4	Additional Capped Call Confirmation, dated December 8, 2016, between Zillow Group, Inc. and Citigroup Global Markets Inc.

10.5	Additional Capped Call Confirmation, dated December 8, 2016, between Zillow Group, Inc. and Goldman, Sachs & Co.

10.6	Additional Capped Call Confirmation, dated December 8, 2016, between Zillow Group, Inc. and Bank of America, N.A.

99.1	Press release dated December 12, 2016 entitled “Zillow Group Announces Closing of 2.00% Convertible Senior Notes Offering” issued by Zillow Group, Inc. on December 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2016	ZILLOW GROUP, INC.

	By:	/s/ KATHLEEN PHILIPS
	Name:	Kathleen Philips
	Title:	Chief Financial Officer, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of December 12, 2016 by and between Zillow Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 2.00% Convertible Senior Note due 2021 (included in Exhibit 4.1)

10.1	Base Capped Call Confirmation, dated December 6, 2016, between Zillow Group, Inc. and Citigroup Global Markets Inc.

10.2	Base Capped Call Confirmation, dated December 6, 2016, between Zillow Group, Inc. and Goldman, Sachs & Co.

10.3	Base Capped Call Confirmation, dated December 6, 2016, between Zillow Group, Inc. and Bank of America, N.A.

10.4	Additional Capped Call Confirmation, dated December 8, 2016, between Zillow Group, Inc. and Citigroup Global Markets Inc.

10.5	Additional Capped Call Confirmation, dated December 8, 2016, between Zillow Group, Inc. and Goldman, Sachs & Co.

10.6	Additional Capped Call Confirmation, dated December 8, 2016, between Zillow Group, Inc. and Bank of America, N.A.

99.1	Press release dated December 12, 2016 entitled “Zillow Group Announces Closing of 2.00% Convertible Senior Notes Offering” issued by Zillow Group, Inc. on December 12, 2016.